EXHIBIT 99.5
SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On June 27, 2024, SM Energy Company, a Delaware corporation ("SM Energy", “Company”, or "we"), as purchaser, entered into a Purchase and Sale Agreement (“XCL Acquisition Agreement”) with XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC, a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL Resources LLC, a Texas limited liability company, and XCL SandCo, LLC, a Delaware limited liability company (collectively, “XCL Sellers”), and, solely for purposes of ratifying certain representations and warranties, interim covenants and interpretative provisions, Northern Oil and Gas, Inc., a Delaware corporation (“NOG”), pursuant to which we agreed to purchase all of the rights, titles and interests in the Uinta Basin oil and gas assets owned by the XCL Sellers (“Uinta Basin Assets”) for a combined unadjusted purchase price of $2.55 billion. Immediately prior to the closing of the transactions contemplated by the XCL Acquisition Agreement, and as permitted by the XCL Acquisition Agreement, we intend to assign an undivided 20 percent interest in the XCL Acquisition Agreement to NOG and cause the XCL Sellers to directly assign an undivided 20 percent interest in certain of the Uinta Basin Assets to NOG. This transaction is described throughout this report as the "XCL Acquisition". The XCL Sellers' consolidated financial statements are included in the consolidated financial statements presented herein under "XCL Resources Holdings, LLC and Subsidiaries" and are referred to throughout this unaudited pro forma condensed combined financial information ("pro forma financial information") as "XCL Resources".
We expect to pay our portion of the unadjusted purchase price, which is $2.04 billion, in cash, to the XCL Sellers on the expected closing date of October 1, 2024, after the anticipated assignment to NOG of an undivided 20 percent interest in the XCL Acquisition Agreement. We are evaluating the XCL Acquisition to determine whether it is an asset acquisition or a business combination; therefore, the pro forma financial information presented below reflects the estimated allocation of the unadjusted purchase price for the oil and gas assets we expect to acquire in the XCL Acquisition as of the May 1, 2024, effective date of the XCL Acquisition. The XCL Acquisition is subject to final purchase price adjustments and no adjustments have been made to the pro forma financial information to reflect any estimated purchase price adjustments.
Financing for the XCL Acquisition is expected to be comprised of (i) cash on hand, (ii) net proceeds from the anticipated issuance of $1.3 billion of aggregate senior notes, offset by the use of such net proceeds to redeem the $349.1 million outstanding principal amount of 5.625% Senior Notes due 2025 ("2025 Senior Notes"), and (iii) borrowings under our revolving credit facility.
The following pro forma financial information is based on SM Energy and XCL Resources' historical financial statements as adjusted to give effect to the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes, on SM Energy's historical financial position and operating results. The unaudited pro forma condensed combined balance sheet ("pro forma balance sheet") as of March 31, 2024, is based on the historical financial statements of SM Energy as of March 31, 2024, after giving effect to the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes, as if such activity had been completed on March 31, 2024. The unaudited pro forma condensed combined statements of operations ("pro forma statements of operations") for the three months ended March 31, 2024, and 2023, the year ended December 31, 2023, and the trailing twelve months ended March 31, 2024, are based on the historical financial statements of SM Energy for such periods after giving effect to the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes as if such activity had been completed on January 1, 2023 ("pro forma financial statements"). The pro forma financial information should be read in conjunction with SM Energy’s historical consolidated financial statements and notes included in SM Energy’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission ("SEC") on February 22, 2024, ("2023 Form 10-K") and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 3, 2024, and in conjunction with the historical consolidated balance sheets and statements of operations of XCL Resources filed as Exhibit 99.3 and Exhibit 99.4 to SM Energy's Current Report on Form 8-K filed with the SEC on July 18, 2024, of which this Exhibit 99.5 is a part. The preliminary pro forma financial information provided herein is presented for informational purposes only. The pro forma financial information will be updated and filed in accordance with, and as required by Regulation S-X subsequent to the closing of the XCL Acquisition.
The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable and factually supportable as of the date of this report. The pro forma financial information is presented for illustrative purposes only, and does not purport to represent what the actual financial condition or results of operations of SM Energy would have been had the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes occurred on the dates noted above, nor does it project the financial position or results of operations of SM Energy following such activity. Future results may differ significantly from the pro forma amounts presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In the opinion of our management, all adjustments necessary to present fairly the pro forma financial information have been made.
The pro forma financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation, capital allocation or capital efficiency decisions, or other factors that may result from the XCL Acquisition and, accordingly, does not attempt to predict or suggest future results.

We anticipate that certain non-recurring charges will be incurred in connection with the XCL Acquisition, the substantial majority of which will consist of fees paid to financial, legal, and accounting advisors. Any such charges could affect the future results of SM Energy post-acquisition in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the XCL Acquisition. These charges will be recorded under applicable accounting guidance upon the determination of whether the XCL Acquisition is to be treated as an asset acquisition or a business combination under Generally Accepted Accounting Principles ("GAAP") and are not included as adjustments to these pro forma financial statements.
As of the date of this report, we have used currently available information to determine the estimated allocation of the unadjusted purchase price for the oil and gas assets to be acquired in the XCL Acquisition. The estimated allocation of the unadjusted purchase price is based on reviews of XCL Resources’ historical audited and unaudited financial statements, discussions with XCL Resources’ management and other due diligence procedures.
As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the pro forma financial information presented herein.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2024
(in thousands, except share data)

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)		Pro Forma Adjustments (1)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$506,252	$20,424	$—		$(526,676)	(g)	$—
Accounts receivable	241,731	132,245	—		(132,245)	(h)	241,731
Oil inventories	—	10,816	(10,816)	(a)	—		—
Derivative assets	33,913	—	—		—		33,913
Prepaid expenses and other	11,149	47,538	(34,367)	(a) (b)	(13,171)	(h)	11,149
Total current assets	793,045	211,022	(45,183)		(672,092)		286,793
Property and equipment (successful efforts method):
Proved oil and gas properties	11,756,523	1,925,406	(263,000)	(c)	1,517,000	(i)	13,273,523
					(1,662,406)	(j)
Accumulated depletion, depreciation, and amortization	(6,994,005)	(387,898)	—		387,898	(j)	(6,994,005)
Unproved oil and gas properties	335,755	61,598	—		299,000	(i)	634,755
					(61,598)	(j)
Wells in progress	380,419	—	263,000	(c)	210,000	(i)	590,419
					(263,000)	(j)
Other property and equipment, net of accumulated depreciation	34,905	—	45,795	(b) (d)	20,000	(i)	54,905
					(45,795)	(j)
Total property and equipment, net	5,513,597	1,599,106	45,795		401,099		7,559,597
Noncurrent assets:
Derivative assets	7,198	—	—		—		7,198
Other noncurrent assets	84,618	158,779	(612)	(d)	(158,167)	(k)	96,269
					11,651	(l)
Total noncurrent assets	91,816	158,779	(612)		(146,516)		103,467
Total assets	$6,398,458	$1,968,907	$—		$(417,509)		$7,949,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$496,361	$9,980	$155,810	(e)	$(165,790)	(m)	$496,361
Accrued liabilities	—	287,351	(287,351)	(e)	—		—
Derivative liabilities	24,108	55,304	—		(55,304)	(m)	24,108
Other current liabilities	15,615	—	131,541	(e)	(131,541)	(m)	15,615
Total current liabilities	536,084	352,635	—		(352,635)		536,084
Noncurrent liabilities:
Revolving credit facility	—	—	—		626,217	(n)	626,217
Credit facility	—	463,000	—		(463,000)	(m)	—
Senior Notes, net	1,576,115	—	—		928,920	(o)	2,505,035
Asset retirement obligations	124,085	7,749	—		6,000	(i)	130,085
					(7,749)	(j)
Net deferred tax liabilites	397,296	1,701	—		(1,701)	(p)	397,296
Derivative liabilities	1,369	15,744	—		(15,744)	(m)	1,369
Operating lease liabilities	—	27,136	(27,136)	(f)	—		—
Other noncurrent liabilities	65,258	—	27,136	(f)	(27,136)	(m)	65,258
Total noncurrent liabilities	2,164,123	515,330	—		1,045,807		3,725,260
Commitments and contingencies
Stockholders’ equity:
Common stock	1,150	—	—		—		1,150
Additional paid-in capital	1,536,929	—	—		—		1,536,929
Contributions	—	630,567	—		(630,567)	(q)	—
Retained earnings	2,162,771	470,375	—		(470,375)	(q)	2,153,033

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)	Pro Forma Adjustments (1)		Pro Forma Combined
				(9,738)	(r)
Accumulated other comprehensive loss	(2,599)	—	—	—		(2,599)
Total stockholders’ equity	3,698,251	1,100,942	—	(1,110,681)		3,688,513
Total liabilities and stockholders’ equity	$6,398,458	$1,968,907	$—	$(417,509)		$7,949,857
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    See Note 3 - Adjustments to Unaudited Pro Forma Financial Information for information about conforming reclass adjustments and pro forma adjustments.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2024
(in thousands, except per share data)

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)		Pro Forma Adjustments (1)		Transaction Adjustment (2)	Pro Forma Combined
Operating revenues and other income:
Oil, gas, and NGL production revenue	$559,596	$—	$226,202	(a)	$5,663	(g)	$(46,373)	$745,088
Oil sales	—	222,336	(222,336)	(a)	—		—	—
Natural gas and natural gas liquid sales	—	3,868	(3,868)	(a)	—		—	—
Other operating income	274	2,181	2	(a)	—		—	2,457
Total operating revenues and other income	559,870	228,385	—		5,663		(46,373)	747,545
Operating expenses:
Oil, gas, and NGL production expense	137,375	—	74,435	(b)	251	(g)	(14,937)	197,124
Lease operating	—	17,001	(17,001)	(b)	—		—	—
Production taxes	—	5,945	(5,945)	(b)	—		—	—
Transportation, gathering, and handling	—	49,574	(49,574)	(b)	—		—	—
Workover	—	1,915	(1,915)	(b)	—		—	—
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,188	64,423	—		(64,423)	(h)	—	219,188
					53,000	(i)
Exploration	18,581	—	847	(c)	—		—	19,428
Exploration and abandonment	—	847	(847)	(c)	—		—	—
General and administrative	30,178	7,661	—		—		—	37,839
Net derivative loss	28,145	—	83,198	(d)	—		—	111,343
Cost of acquired oil inventories	—	—	—		—		—	—
Other operating expense, net	1,008	—	2	(e)	—		—	1,010
Total operating expenses	381,475	147,365	83,200		(11,172)		(14,937)	585,932
Income from operations	178,395	81,020	(83,200)		16,835		(31,436)	161,613
Interest expense	(21,873)	(10,875)	—		10,875	(g)	—	(45,780)
					(23,907)	(j)
Interest income	6,770	—	—		(6,770)	(k)	—	—
Commodity derivative instrument loss	—	(83,198)	83,198	(d)	—		—	—
Other non-operating expense, net	(24)	(2)	2	(e)	—		—	(24)
Income before income taxes	163,268	(13,055)	—		(2,967)		(31,436)	115,809
Income tax benefit (expense)	(32,069)	36	—		11,670	(m)	—	(20,363)
Net income	$131,199	$(13,019)	$—		$8,703		$(31,436)	$95,446

Basic weighted-average common shares outstanding	115,642							115,642
Diluted weighted-average common shares outstanding	116,456							116,456
Basic net income per common share	$1.13							$0.83
Diluted net income per common share	$1.13							$0.82
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    See Note 3 - Adjustments to Unaudited Pro Forma Financial Information for information about conforming reclass adjustments and pro forma adjustments.
(2)    Adjustments necessary to remove the historical revenues, gains, expenses, and losses associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2023
(in thousands, except per share data)

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)		Pro Forma Adjustments (1)		Transaction Adjustment (2)	Pro Forma Combined
Operating revenues and other income:
Oil, gas, and NGL production revenue	$570,778	$—	$155,816	(a)	$(1,658)	(g)	$(30,832)	$694,104
Oil sales	—	151,474	(151,474)	(a)	—		—	—
Natural gas and natural gas liquid sales	—	6,754	(6,754)	(a)	—		—	—
Other operating income	2,727	1,725	2,412	(a)	—		—	6,864
Total operating revenues and other income	573,505	159,954	—		(1,658)		(30,832)	700,968
Operating expenses:
Oil, gas, and NGL production expense	142,348	—	40,238	(b)	(431)	(g)	(7,961)	174,194
Lease operating	—	12,995	(12,995)	(b)	—		—	—
Production taxes	—	2,891	(2,891)	(b)	—		—	—
Transportation, gathering, and handling	—	24,186	(24,186)	(b)	—		—	—
Workover	—	641	(641)	(b)	—		—	—
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	154,189	34,451	—		(34,451)	(h)	—	198,689
					44,500	(i)
Exploration	18,428	—	205	(c)	—		—	18,633
Exploration and abandonment	—	205	(205)	(c)	—		—	—
General and administrative	27,669	4,129	—		—		—	31,798
Net derivative gain	(51,329)	—	(22,950)	(d)	—		—	(74,279)
Cost of acquired oil inventories	—	1,921	475	(b)	—		—	2,396
Other operating expense, net	10,153	—	—		—		—	10,153
Total operating expenses	301,458	81,419	(22,950)		9,618		(7,961)	361,584
Income from operations	272,047	78,534	22,950		(11,276)		(22,871)	339,385
Interest expense	(22,459)	(7,434)	—		7,434	(g)	—	(59,388)
					(36,929)	(j)
Interest income	4,702	—	—		(4,702)	(k)	—	—
Net loss on extinguishment of debt	—	—	—		(4,803)	(l)	—	(4,803)
Commodity derivative instrument gain	—	22,950	(22,950)	(d)	—		—	—
Other non-operating expense, net	(232)	—	—		—		—	(232)
Income before income taxes	254,058	94,051	—		(50,276)		(22,871)	274,962
Income tax expense	(55,506)	(918)	—		(5,157)	(m)	—	(61,581)
Net income	$198,552	$93,132	$—		$(55,433)		$(22,871)	$213,381

Basic weighted-average common shares outstanding	121,671							121,671
Diluted weighted-average common shares outstanding	122,294							122,294
Basic net income per common share	$1.63							$1.75
Diluted net income per common share	$1.62							$1.74
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    See Note 3 - Adjustments to Unaudited Pro Forma Financial Information for information about conforming reclass adjustments and pro forma adjustments.
(2)    Adjustments necessary to remove the historical revenues, gains, expenses, and losses associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2023
(in thousands, except per share data)

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)		Pro Forma Adjustments (1)		Transaction Adjustment (2)	Pro Forma Combined
Operating revenues and other income:
Oil, gas, and NGL production revenue	$2,363,889	$—	$818,975	(a)	$(9,214)	(g)	$(161,952)	$3,011,698
Oil sales	—	846,170	(846,170)	(a)	—		—	—
Natural gas and natural gas liquid sales	—	16,005	(16,005)	(a)	—		—	—
Other operating income	9,997	9,062	43,200	(a)	—		—	62,259
Gain on sale of oil and gas properties	—	3,681	—		(3,681)	(g)	—	—
Total operating revenues and other income	2,373,886	874,918	—		(12,895)		(161,952)	3,073,957
Operating expenses:
Oil, gas, and NGL production expense	563,543	—	209,237	(b)	(819)	(g)	(41,684)	730,277
Lease operating	—	57,509	(57,509)	(b)	—		—	—
Production taxes	—	21,397	(21,397)	(b)	—		—	—
Transportation, gathering, and handling	—	131,992	(131,992)	(b)	—		—	—
Workover	—	6,489	(6,489)	(b)	—		—	—
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	690,481	191,609	—		(191,609)	(h)	—	868,481
					178,000	(i)
Exploration	59,480	—	1,421	(c)	—		—	60,901
Exploration and abandonment	—	1,421	(1,421)	(c)	—		—	—
General and administrative	121,063	18,829	—		—		—	139,892
Net derivative gain	(68,154)	—	(23,755)	(d)	—		—	(91,909)
Acquisition costs	—	421	—		—		—	421
Cost of acquired oil inventories	—	32,179	8,150	(b)	—		—	40,329
Other operating expense, net	20,567	—	(33)	(e)	—		—	20,534
Total operating expenses	1,386,980	461,846	(23,788)		(14,428)		(41,684)	1,768,926
Income from operations	986,906	413,072	23,788		1,533		(120,268)	1,305,031
Interest expense	(91,630)	(36,137)	—		36,137	(g)	—	(212,275)
					(120,645)	(j)
Interest income	19,854	—	—		(19,854)	(k)	—	—
Net loss on extinguishment of debt	—	—	—		(4,803)	(l)	—	(4,803)
Commodity derivative instrument gain	—	23,755	(23,755)	(d)	—		—	—
Other non-operating expense, net	(928)	33	(33)	(e)	—		—	(928)
Income before income taxes	914,202	400,723	—		(107,632)		(120,268)	1,087,025
Income tax expense	(96,322)	—	(1,727)	(f)	(40,908)	(m)	—	(138,957)
Deferred income tax expense	—	(1,727)	1,727	(f)	—		—	—
Net income	$817,880	$398,995	$—		$(148,540)		$(120,268)	$948,068

Basic weighted-average common shares outstanding	118,678							118,678
Diluted weighted-average common shares outstanding	119,240							119,240
Basic net income per common share	$6.89							$7.99
Diluted net income per common share	$6.86							$7.95
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    See Note 3 - Adjustments to Unaudited Pro Forma Financial Information for information about conforming reclass adjustments and pro forma adjustments.
(2)    Adjustments necessary to remove the historical revenues, gains, expenses, and losses associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Trailing Twelve Months Ended March 31, 2024
(in thousands, except per share data)

	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)		Pro Forma Adjustments (1)		Transaction Adjustment (2)	Pro Forma Combined
Operating revenues and other income:
Oil, gas, and NGL production revenue	$2,352,707	$—	$889,361	(a)	$(1,893)	(g)	$(177,494)	$3,062,682
Oil sales	—	917,032	(917,032)	(a)	—		—	—
Natural gas and natural gas liquid sales	—	13,119	(13,119)	(a)	—		—	—
Other operating income	7,544	9,518	40,790	(a)	—		—	57,852
Gain on sale of oil and gas properties	—	3,681	—		(3,681)	(g)	—	—
Total operating revenues and other income	2,360,251	943,349	—		(5,574)		(177,493)	3,120,534
Operating expenses:
Oil, gas, and NGL production expense	558,570	—	243,434	(b)	(137)	(g)	(48,659)	753,207
Lease operating	—	61,515	(61,515)	(b)	—		—	—
Production taxes	—	24,451	(24,451)	(b)	—		—	—
Transportation, gathering, and handling	—	157,380	(157,380)	(b)	—		—	—
Workover	—	7,763	(7,763)	(b)	—		—	—
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	702,480	221,581	—		(221,581)	(h)	—	888,980
	—	—	—		186,500	(i)	—	—
Exploration	59,633	—	2,063	(c)	—		—	61,696
Exploration and abandonment	—	2,063	(2,063)	(c)	—		—	—
General and administrative	123,572	22,361	—		—		—	145,933
Net derivative loss	11,320	—	82,393	(d)	—		—	93,713
Acquisition costs	—	421	—		—		—	421
Cost of acquired oil inventories	—	30,258	7,675	(b)	—		—	37,933
Other operating expense, net	11,422	—	(31)	(e)	—		—	11,391
Total operating expenses	1,466,997	527,792	82,362		(35,218)		(48,659)	1,993,274
Income from operations	893,254	415,558	(82,362)		29,644		(128,833)	1,127,259
Interest expense	(91,044)	(39,578)	—		39,578	(g)	—	(198,667)
	—	—	—		(107,623)	(j)	—	—
Interest income	21,922	—	—		(21,922)	(k)	—	—
Unrealized loss on commodity derivatives	—	(82,393)	82,393	(d)	—		—	—
Other non-operating expense, net	(720)	31	(31)	(e)	—		—	(720)
Income before income taxes	823,412	293,617	—		(60,323)		(128,833)	927,872
Income tax benefit (expense)	(72,885)	954	(1,727)	(f)	(24,081)	(m)	—	(97,739)
	—	(1,727)	1,727	(f)	—		—	—
Net income	$750,527	$292,844	$—		$(84,404)		$(128,833)	$830,133

Basic weighted-average common shares outstanding	115,642							115,642
Diluted weighted-average common shares outstanding	116,456							116,456
Basic net income per common share	$6.49							$7.18
Diluted net income per common share	$6.44							$7.13
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    See Note 3 - Adjustments to Unaudited Pro Forma Financial Information for information about conforming reclass adjustments and pro forma adjustments.
(2)    Adjustments necessary to remove the historical revenues, gains, expenses, and losses associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 - Basis of Presentation
The accompanying pro forma financial statements were prepared based on the historical consolidated financial statements of SM Energy and XCL Resources. The Company is evaluating the XCL Acquisition to determine whether it is an asset acquisition or a business combination. Therefore, the pro forma financial information presented herein reflects the estimated allocation of the unadjusted purchase price for the oil and gas assets acquired in the XCL Acquisition as of the May 1, 2024 effective date of the XCL Acquisition.
Certain of XCL Resources' historical amounts have been reclassified to conform to the financial statement presentation of SM Energy. Additionally, adjustments have been made to XCL Resources' historical financial information to remove certain assets and liabilities retained by them and to remove certain historical financial information associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024, gives effect to the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes as if such activity had been completed on March 31, 2024.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2024, and 2023, the year ended December 31, 2023, and the trailing twelve months ended March 31, 2024, gives effect to the XCL Acquisition, financing related to the XCL Acquisition, and the redemption of the 2025 Senior Notes as if such activity had been completed on January 1, 2023.
If the XCL Acquisition had occurred in the past, the Company’s operating results might have been materially different from those presented in the pro forma financial statements. The pro forma financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the XCL Acquisition had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the pro forma statements of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the XCL Acquisition by the pro forma financial statements. In management’s opinion, all adjustments that are necessary to fairly present the pro forma financial statements have been made.
Note 2 - Estimated Consideration and Unadjusted Purchase Price Allocation
The Company is evaluating the XCL Acquisition to determine whether it is an asset acquisition or a business combination. The XCL Acquisition has an effective date of May 1, 2024 and an unadjusted purchase price, net to the Company, of $2.04 billion (which is subject to certain customary purchase price adjustments) and is expected to be funded as discussed in Note 3 - Adjustments to Unaudited Pro Forma Financial Information below. The allocation of the preliminary unadjusted purchase price is based upon management's estimates and assumptions using currently available information. Due to the fact that the pro forma financial information has been prepared based on preliminary estimates, the final purchase price allocation and the resulting effect on the Company's financial position and results of operations are subject to modification as additional information becomes available and additional analyses are performed.
The final purchase price allocation and the resulting effect on the Company's results of operations may differ significantly from the pro forma amounts included herein, which are based on preliminary estimates and assumptions. The Company expects to finalize the purchase price allocation as soon as practicable subsequent to the closing date of the XCL Acquisition. If the XCL Acquisition is determined to be a business combination, the Company will have a one-year measurement period under ASC 805 to make post-closing adjustments.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to the following:
•changes in the recorded amount of the identifiable assets acquired and liabilities assumed as of the closing date;
•the tax bases of the identifiable assets and liabilities as of the closing date; and
•certain of the factors described in the section entitled “Risk Factors” included in our 2023 Form 10-K, as updated by subsequent reports the Company files with the SEC.

The following table presents the preliminary unadjusted purchase price allocation to the underlying assets and liabilities acquired as follows:

Amount (in millions)
Unadjusted purchase price cash consideration	$2,040

Unadjusted purchase price allocation:
Proved oil and gas properties	$1,517
Unproved oil and gas properties	299
Wells in progress	210
Other property and equipment	20
Asset retirement obligation liability	(6)
$2,040
______________________________________________
Note: All amounts presented above are subject to potential adjustments that could be material to these pro forma financial statements.
Note 3 - Adjustments to Unaudited Pro Forma Financial Information
The pro forma financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. Actual results may differ materially from the assumptions and estimates contained herein.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the XCL Acquisition. General descriptions of the pro forma adjustments are provided below. These adjustments reflect the assumption that the Company will fund the $2.04 billion purchase price for the XCL Acquisition with (i) cash on hand, (ii) proceeds from the issuance of $1.3 billion of aggregate senior notes, offset by the use of such net proceeds to redeem the $349.1 million outstanding principal amount of 2025 Senior Notes, and (iii) borrowings under the Company's revolving credit facility.
Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made in the preparation of the pro forma balance sheet as of March 31, 2024:
Conforming Reclass Adjustments
Conforming reclass adjustments were made to conform XCL Resources' presentation of the following historical amounts to the presentation by SM Energy:
(a)Oil inventories;
(b)materials inventory included in XCL Resources' prepaid expenses and other line item;
(c)wells in progress included in XCL Resources' proved oil and gas properties line item;
(d)furniture, fixtures, and equipment, net of accumulated depreciation;
(e)accrued liabilities; and
(f)operating lease liabilities.
Pro Forma Adjustments As of March 31, 2024
(g)Adjustment to remove XCL Resources' historical cash balance and SM Energy's cash on hand included in total cash consideration paid for the XCL Acquisition.
(h)Adjustment to remove XCL Resources' historical accounts receivable and prepaid expenses and other balances. The preliminary unadjusted purchase price allocation excludes working capital. Any purchase price allocation to working capital will be determined upon the closing of the acquisition.
(i)Reflects the preliminary estimated allocation of the unadjusted purchase price for the oil and gas assets acquired in the XCL Acquisition as of the effective date of the XCL Acquisition. A final purchase price allocation will be performed as soon as reasonably practicable after the closing of the XCL Acquisition.
(j)Adjustment to remove XCL Resources' historical book value related to oil and gas properties and the associated accumulated depletion, depreciation, and amortization; and other property and equipment, net of accumulated depreciation.

(k)Adjustment to remove XCL Resources' historical book value related to other noncurrent assets, including right-of-use assets. The Company cannot reasonably estimate the incremental difference between XCL Resources' historical book value and SM Energy's expected valuation of right-of-use assets; therefore no pro forma adjustment has been made for these items. Upon closing of the XCL Acquisition, SM Energy will evaluate contracts and leases assumed and will record them according to SM Energy's lease accounting policies.
(l)Adjustment to record deferred financing costs incurred related to amending SM Energy's Seventh Amended and Restated Credit Agreement, as amended ("Credit Agreement") and expected amendments thereto, that the Company is seeking in order to increase the revolving commitments available under the Credit Agreement and to extend the maturity of the Credit Agreement to five years beyond the effective date of such amendment. There can be no assurances that the increases to the commitments or extension of the maturity date of the Credit Agreement will be obtained.
(m)Adjustment to remove XCL Resources' historical book value related to assets not acquired and liabilities not assumed by SM Energy as part of the XCL Acquisition.
(n)Reflects incremental borrowings on SM Energy's revolving credit facility to fund the XCL Acquisition.
(o)Reflects anticipated senior notes issuances, net of estimated deferred financing costs which reduced proceeds received, used to fund the XCL Acquisition; amount reflected is net of proceeds from those senior notes issuances used to redeem the outstanding principal amount of SM Energy's 2025 Senior Notes.
(p)Adjustment to remove XCL Resources' historical net deferred tax liabilities. No material impact to SM Energy's deferred tax assets and liabilities is expected as a result of the XCL Acquisition.
(q)Adjustment to eliminate XCL Resources' historical equity balances.
(r)Includes 1) $9.0 million paid to obtain commitments related to a $1.2 billion senior unsecured 364-day bridge loan and a back stop to proposed amendments to SM Energy's Credit Agreement for the purpose of financing a portion of the XCL purchase price and/or otherwise paying related fees, costs and expenses associated with the XCL Acquisition, if determined necessary. It was assumed that the bridge term loans and backstop were unused and no additional fees were incurred related to these commitments, therefore the fees were recorded as interest expense; and 2) $0.7 million of loss on extinguishment of debt related to the redemption of the Company's 2025 Senior Notes.
Unaudited Pro Forma Condensed Combined Statements of Operations
The following adjustments were made in the preparation of the pro forma statements of operations for the three months ended March 31, 2024, and 2023, the year ended December 31, 2023, and the trailing twelve months ended March 31, 2024, as applicable:
Conforming Reclass Adjustments
Conforming reclas adjustments were made to conform XCL Resources' presentation of the following historical amounts to the presentation by SM Energy:
(a)Oil sales and natural gas and natural gas liquid sales;
(b)lease operating, production taxes, transportation, gathering, and handling, and workover;
(c)exploration and abandonment;
(d)commodity derivative instrument gain (loss);
(e)other non-operating expense, net; and
(f)deferred income tax expense.

Pro Forma Adjustments
(g)Adjustment to XCL Resources' historical income, expense, gain, or loss related to assets or liabilities not acquired as part of the XCL Acquisition.
(h)Adjustment to remove XCL Resources' historical depletion, depreciation, amortization, and asset retirement obligation liability accretion expense.
(i)Adjustment to reflect depletion, depreciation, amortization, and asset retirement obligation liability accretion expense estimated based on SM Energy's cost basis of property and equipment acquired.

(j)Adjustment to SM Energy's historical interest expense to reflect the impact of borrowing and refinancing activity expected to be completed in order to finance the XCL Acquisition. A one-eighth percent change in the variable portion of the interest rate related to the Company's revolving credit facility would have changed interest expense by $0.1 million, for each of the three months ended March 31, 2024, and 2023, and by $0.7 million for each of the year ended December 31, 2023, and the trailing twelve months ended March 31, 2024. Adjustments were made using management's assumptions and estimates and are summarized as follows:

	For the Three Months Ended March 31,		For the Year Ended December 31,	For the Trailing Twelve Months Ended March 31,
	2024	2023	2023	2024
	(thousands)
Interest expense on new senior notes (1)	$22,750	$22,750	$91,000	$91,000
Amortization of deferred financing costs on new senior notes (1)	922	922	3,689	3,689
Interest expense on redeemed senior notes (2)	(4,909)	(4,909)	(19,638)	(19,638)
Amortization of deferred financing costs on redeemed senior notes (2)	(158)	(158)	(632)	(632)
Bridge loan commitment fees (3)	—	9,000	9,000	—
Revolving credit facility interest expense and commitment fees (4)	9,693	12,748	50,920	47,865
Amortization of deferred financing costs on credit facility (4)	586	586	2,345	2,345
Capitalized interest (5)	(4,977)	(4,010)	(16,039)	(17,006)
Total acquisition adjustments to interest expense	$23,907	$36,929	$120,645	$107,623
____________________________________
(1)    The estimated coupon rate applicable to the anticipated $650.0 million 2029 Senior Notes ("2029 Senior Notes") and $650.0 million 2032 Senior Notes ("2032 Senior Notes") issuances was 7.0 percent which was estimated based on the current expected yield-to-worst rate, adjusted up by an approximate 0.5 percent increment to reflect what management believes is a reasonably conservative estimate. Deferred financing costs related to the 2029 Senior Notes and 2032 Senior Notes were estimated based on SM Energy's historical senior notes activity.
(2)    Reflects the impact of the assumed redemption of $349.1 million remaining outstanding principal amount of SM Energy's 2025 Senior Notes, using proceeds from the 2029 Senior Notes and 2032 Senior Notes issuances.
(3)    Reflects $9.0 million paid to obtain commitments related to a $1.2 billion senior unsecured 364-day bridge loan and a back stop to proposed amendments to SM Energy's Credit Agreement for the purpose of financing a portion of the XCL purchase price and/or otherwise paying related fees, costs and expenses associated with the XCL Acquisition, if determined necessary. It was assumed that the bridge term loan and backstop were unused and no additional fees were incurred related to these commitments.
(4)    Revolving credit facility borrowings necessary to fund a portion of the XCL Acquisition were assumed to have remained outstanding for the full respective periods presented and does not include the effect of incremental cash flow associated with the assets acquired. Estimates of the timing and amount of any additional credit facility borrowings or repayments cannot be reasonably estimated as they could be impacted by multiple factors including the Company’s return of capital program, and capital expenditures program. Borrowings on the revolving credit facility were assumed to be SOFR loans, which accrue interest at SOFR plus the applicable margin from the borrowing base utilization grid, as presented in SM Energy's 2023 Form 10-K. The average SOFR rate of 5.35 percent used to estimate pro forma interest expense related to the revolving credit facility was the estimated rate as of the date of this report. Additionally, certain fees incurred and assumed to have been incurred related to the execution of amendments to SM Energy's Credit Agreement, and these fees were recorded as deferred financing costs.
(5)    Reflects an increase in capitalized interest resulting from an increase in the Company's weighted-average interest rate, and an increase in the combined wells in progress balance.
(k)Adjustment to remove SM Energy's historical interest income giving effect to the use of cash on hand included in consideration paid for the XCL Acquisition.
(l)Adjustment to reflect the accelerated expense recognition of $1.5 million of remaining unamortized deferred financing costs and $3.3 million of premium paid due to the early redemption of the 2025 Senior Notes.
(m)Adjustment to apply SM Energy's blended federal statutory tax rate and estimated state statutory rate, net of federal benefit, of 24.6 percent to adjustments to pre-tax net income, including transaction adjustments associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

Supplemental Unaudited Pro Forma Combined Additional Information
Oil and Gas Reserves
The following table presents information with respect to the historical and pro forma combined estimated net oil, natural gas, and natural gas liquids reserves as of December 31, 2023, for SM Energy and XCL Resources. The reserve information of SM Energy has been audited by independent petroleum engineers Ryder Scott Company, L.P. and the reserve information of XCL Resources has been prepared by independent petroleum engineers DeGolyer and MacNaughton Corp. The following unaudited pro forma combined estimated net proved reserve information is not necessarily indicative of the results that might have occurred had the XCL Acquisition taken place on January 1, 2023, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both SM Energy and XCL Resources, the proved reserve estimates shown below were determined using the average price during the 12-month period prior to December 31, 2023, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within the year ended December 31, 2023.

	As of December 31, 2023
	Historical		Adjustments
	SM Energy	XCL Resources	Pro Forma Adjustment (2)	Transaction Adjustment (3)	Pro Forma Combined
Net proved reserve volumes (1):
Proved developed
Oil (MMBbl)	118.5	56.6	(0.1)	(11.3)	163.6
Gas (Bcf)	948.5	53.3	—	(10.7)	991.1
NGLs (MMBbl)	64.7	—	—	—	64.7
MMBOE	341.2	65.4	(0.1)	(13.1)	393.5
Proved undeveloped
Oil (MMBbl)	111.6	100.7	—	(20.1)	192.2
Gas (Bcf)	583.5	89.9	—	(18.0)	655.4
NGLs (MMBbl)	54.8	—	—	—	54.8
MMBOE	263.6	115.7	—	(23.1)	356.2
Total proved
Oil (MMBbl)	230.1	157.3	(0.1)	(31.4)	355.8
Gas (Bcf)	1,532.0	143.1	—	(28.6)	1,646.4
NGLs (MMBbl)	119.5	—	—	—	119.5
MMBOE	604.9	181.1	(0.1)	(36.2)	749.7

Total proved PV-10 (non-GAAP) (in millions) (4)	$7,376.5	$4,056.5	$—	$(811.3)	$10,621.7
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    The SEC defines proved oil and gas reserves (Rule 4-10(a) of Regulation S-X) as those quantities of oil, gas and NGLs which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.
(2)    Adjustment to remove XCL Resources' historical reserves related to assets not acquired by SM Energy as part of the XCL Acquisition.
(3)    Adjustment to remove the historical reserves associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.
(4)    PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of oil and natural gas assets. Further, investors may utilize the measure as a basis for comparison of the relative size and value of pro-forma combined reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas assets. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. The PV-10 measures presented herein do not purport to present the fair value of the oil and natural gas reserves presented. Please see the definitions of “standardized measure of discounted future net cash flows” and “PV-10” in the “Glossary of Oil and Natural Gas Terms” section of our 2023 Form 10-K.
Production
The following tables present information with respect to certain historical and pro forma combined net production data for SM Energy and XCL Resources for the periods presented.

	For the Three Months Ended March 31, 2024
	Historical		Adjustments
	SM Energy	XCL Resources	Pro Forma Adjustment (1)	Transaction Adjustment (2)	Pro Forma Combined
Net production volumes:
Oil (MMBbl)	5.8	2.9	0.1	(0.6)	8.2
Gas (Bcf)	31.1	3.0	0.1	(0.6)	33.6
NGLs (MMBbl)	2.2	—	—	—	2.2
Equivalent (MMBOE)	13.2	3.4	0.1	(0.7)	16.0

Average net daily production:
Oil (MBbl per day)	63.7	32.0	0.9	(6.6)	90.0
Gas (MMcf per day)	342.3	32.6	0.6	(6.6)	368.9
NGLs (MBbl per day)	24.4	—	—	—	24.4
Equivalent (MBOE per day)	145.1	37.4	1.0	(7.7)	175.8
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Note: Amounts may not calculate due to rounding.
(1)    Adjustment to XCL Resources' historical net production volumes, which primarily consist of prior period adjustments, related to assets not acquired by SM Energy as part of the XCL Acquisition.
(2)    Adjustment to remove the historical reserves associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

	For the Year Ended December 31, 2023
	Historical		Adjustments
	SM Energy	XCL Resources	Pro Forma Adjustment (1)	Transaction Adjustment (2)	Pro Forma Combined
Net production volumes:
Oil (MMBbl)	23.8	10.7	(0.1)	(2.1)	32.3
Gas (Bcf)	132.4	7.7	(0.1)	(1.5)	138.5
NGLs (MMBbl)	9.7	—	—	—	9.7
Equivalent (MMBOE)	55.5	12.0	(0.1)	(2.4)	65.0

Average net daily production:
Oil (MBbl per day)	65.1	29.2	—	(5.8)	88.5
Gas (MMcf per day)	362.7	21.2	—	(4.2)	379.7
NGLs (MBbl per day)	26.4	—	—	—	26.4
Equivalent (MBOE per day)	152.0	32.7	—	(6.5)	178.2
______________________________________________
Note: Amounts may not calculate due to rounding.
(1)    Adjustment to remove XCL Resources' historical net production volumes related to assets not acquired by SM Energy as part of the XCL Acquisition.
(2)    Adjustment to remove the historical reserves associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.

Adjusted EBITDAX
Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains, and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that we believe provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our Credit Agreement based on adjusted EBITDAX ratios as further described in our 2023 Form 10-K. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income (loss) and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies. Our revolving credit facility provides a material source of liquidity for us. Under the terms of our Credit Agreement, if we failed to comply with the covenants that establish a maximum permitted ratio of total funded debt, as defined in the Credit Agreement, to adjusted EBITDAX, we would be in default, an event that would prevent us from borrowing under our revolving credit facility and would therefore materially limit a significant source of our liquidity. In addition, if we are in default under our revolving credit facility and are unable to obtain a waiver of that default from our lenders, lenders under that facility and under the indentures governing each series of our outstanding Senior Notes, as defined and described in our 2023 Form 10-K, would be entitled to exercise all of their remedies for default.

The following table presents a reconciliation of pro forma net income to pro forma adjusted EBITDAX.

	Pro Forma Combined
	For the Three Months Ended March 31,		For the Year Ended December 31,	For the Trailing Twelve Months Ended March 31,
	2024	2023	2023	2024
	(in thousands)
Net income (GAAP)	$95,446	$213,381	$948,068	$830,133
Interest expense	45,780	59,388	212,275	198,667
Income tax expense	20,363	61,581	138,957	97,739
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	219,188	198,689	868,481	888,980
Exploration (1)	18,303	17,682	56,754	57,375
Stock-based compensation expense	5,018	4,318	20,250	20,950
Net derivative (gain) loss	111,343	(74,279)	(91,909)	93,713
Net derivative settlement (loss)	(1,237)	(7,215)	(34,461)	(28,483)
Net loss on extinguishment of debt	—	4,803	4,803	—
Other, net	597	(152)	1,497	2,246
Adjusted EBITDAX (non-GAAP)	$514,801	$478,196	$2,124,715	$2,161,320
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(1)     Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying pro forma statements of operations. Therefore, the exploration line item shown in the reconciliation above will vary from the amount shown on the accompanying pro forma statements of operations for the component of stock-based compensation expense recorded to exploration expense.

Capital Expenditures
The following tables present historical and pro forma combined capital expenditures for SM Energy and XCL Resources for the periods presented and were prepared based on the historical consolidated statements of cash flows of SM Energy and XCL Resources.

	For the Three Months Ended March 31, 2024
	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)	Transaction Adjustment (2)	Pro Forma Combined
Capital expenditures	(332,365)	—	(218,340)	43,668	(507,037)
Investments in oil and gas properties	—	(162,487)	162,487	—	—
Purchase of materials and supplies and other assets	—	(55,853)	55,853	—	—

	For the Year Ended December 31, 2023
	Historical		Adjustments
	SM Energy	XCL Resources	Conforming Reclass (1)	Transaction Adjustment (2)	Pro Forma Combined
Capital expenditures	(989,411)	—	(579,949)	115,990	(1,453,370)
Investments in oil and gas properties	—	(465,637)	465,637	—	—
Purchase of materials and supplies and other assets	—	(114,312)	114,312	—	—
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(1)    Reclass adjustment made to XCL Resources line items in order to conform with SM Energy's presentation of capital expenditures.
(2)    Adjustment to remove the historical capital expenditures associated with the 20 percent undivided interest acquired by NOG in the oil and gas properties of XCL Resources.